UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2023

Goldman Sachs Private Middle Market Credit LLC

(Exact name of registrant as specified in charter)

Delaware	814-01215	81-3233378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 655-4419

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

Appointment of Chief Financial Officer and Treasurer

On September 25, 2023, the board of directors of Goldman Sachs Private Middle Market Credit LLC (the “Company”) appointed Stanley Matuszewski, age 37, as Chief Financial Officer and Treasurer, effective November 10, 2023. Mr. Matuszewski was also appointed as Chief Financial Officer and Treasurer of Goldman Sachs BDC, Inc. (“GSBD”), Goldman Sachs Private Middle Market Credit II LLC (“PMMC II”), Goldman Sachs Middle Market Lending Corp. II (“MMLC II”), Phillip Street Middle Market Lending Fund LLC (“PSLF”) and Goldman Sachs Private Credit Corp. (“GS Credit”), in each case effective November 10, 2023. Mr. Matuszewski succeeds David Pessah in such capacities, following Mr. Pessah’s notice to the Company on September 7, 2023 of his resignation, as previously disclosed. To assist in an orderly transition, Mr. Pessah will continue serving in his current roles during the transition period.

Mr. Matuszewski is a Vice President within the Controllers Division of Goldman Sachs Asset Management, L.P., the Company’s investment adviser (“GSAM”). He currently manages the Business Development Companies Asset Management Product Controllers team, which is responsible for valuation oversight. Prior to joining Goldman Sachs & Co. LLC in 2013, he worked at Morgan Stanley in the Valuation Review Group.

Mr. Matuszewski does not have any family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Matuszewski has, or will have, a material interest subject to Item 404(a) of Regulation S-K.

Appointment of Principal Accounting Officer

On September 25, 2023, the board of directors of the Company appointed John Lanza, age 53, as principal accounting officer, effective November 10, 2023. Mr. Lanza was also appointed as principal accounting officer of GSBD, PMMC II, MMLC II, PSLF and GS Credit, in each case effective November 10, 2023. Mr. Lanza succeeds Mr. Pessah in such capacities, following Mr. Pessah’s notice to the Company on September 7, 2023 of his resignation, as previously disclosed. To assist in an orderly transition, Mr. Pessah will continue serving in his current roles during the transition period.

Mr. Lanza has held several positions with GSAM. Mr. Lanza currently manages the Business Development Companies and Direct Hedge Funds Asset Management Fund Controllers teams which are responsible for accounting and financial reporting oversight. He previously served as the head of Operational Risk and Governance in the Consumer and Wealth Management Division. Prior to that, Mr. Lanza was the global head of Regulatory Reform and Control Oversight and before that he managed the Goldman Sachs Asset Management Alternative Investments Global Fund Services Group.

Mr. Lanza has no family relationships with any current director, executive officer, or person nominated to become a director or executive officer, of the Company, and there are no transactions or proposed transactions, to which the Company is a party, or intended to be a party, in which Mr. Lanza has, or will have, a material interest subject to disclosure under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT LLC (Registrant)

Date: September 26, 2023	By:	/s/ Alex Chi
	Name:	Alex Chi
	Title:	Co-Chief Executive Officer and Co-President

	By:	/s/ David Miller
	Name:	David Miller
	Title:	Co-Chief Executive Officer and Co-President